UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2020

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code 610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2020, Penn National Gaming, Inc. (the “Company”) entered into an Underwriting Agreement with Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed therein (the “Underwriting Agreement”), pursuant to which the Company agreed to sell, and the underwriters listed therein agreed to purchase, subject to the terms and conditions set forth therein, 14,000,000 shares of the Company’s common stock and, at the option of the underwriters listed therein, an additional 2,100,000 shares of the Company’s common stock.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2020, the Company issued a press release announcing the closing of the offering described in Item 8.01 of this Current Report on Form 8-K and the publication of an investor presentation, which include financial guidance regarding the Company’s expected financial results for the third quarter of 2020. Copies of the press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

On September 25, 2020, the underwriters fully exercised their option to purchase the additional 2,100,000 shares of the Company’s common stock in accordance with the terms of the Underwriting Agreement.

On September 29, 2020, the Company completed the public offering of 16,100,000 shares of the Company’s common stock at a public offering price of $61.00 per share (the “Offering”). The Company completed the Offering pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K. The Company expects to use the net proceeds from the Offering for general corporate purposes, which may include, among other things, investments in long-term growth initiatives, its brick and mortar properties and its omni-channel strategy.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-238149) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2020. The material terms of the Offering are described in the prospectus supplement, dated September 24, 2020, filed by the Company with the Commission on September 28, 2020, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the shares of common stock and supplements the preliminary prospectus supplement relating to the Offering, dated September 24, 2020, that constitutes a part of the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated as of September 24, 2020, by and among the Company, Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named on Schedule I thereto.*
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (contained in Exhibit 5.1 hereto).
99.1	Press Release of Penn National Gaming, Inc. dated September 29, 2020. (furnished under Item 7.01).
99.2	Investor Presentation of Penn National Gaming, Inc. dated September 24, 2020 (furnished under Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Penn National agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2020

PENN NATIONAL GAMING, INC.

By:	/s/ Carl Sottosanti
Carl Sottosanti
Executive Vice President, General Counsel and Secretary